As filed with the Securities and Exchange Commission on August 9, 2006
Registration Statement No. 333-23843

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UQM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	84-0579156
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

7501 Miller Drive, Frederick, Colorado
80530
(Address of Principal Executive Offices) (Zip Code)

Donald A. French, Treasurer
7501 Miller Drive, Frederick, Colorado 80530
(303) 278-2002
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Nick Nimmo, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on the form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. (   )

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (   )

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (   )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (   )

If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. (   )

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. (   )

DEREGISTRATION OF SHARES

UQM Technologies, Inc. (the “Company”) originally registered the sale of shares of the Company’s common stock by certain selling stockholders contained in a Registration Statement on Form S-3 (File No. 333-23843) (the “Registration Statement”). The shares of common stock were registered to permit resales of such shares by the selling stockholders named in the Registration Statement.

The Company is deregistering those shares that remain unsold under the Registration Statement as of the date hereof. As a result of this deregistration, no shares of common stock remain registered for resale pursuant to the Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.	Exhibits
24.1	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Colorado, on this 31st day of July, 2006.

UQM TECHNOLOGIES, INC.
By:	/s/ William G. Rankin
William G. Rankin
Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Rankin	Chief Executive Officer (Principal Executive Officer)	July 31, 2006
William G. Rankin

/s/ Donald A. French Donald A. French	Treasurer and Secretary (Principal Financial and Accounting Officer)	July 31, 2006

/s/ * Ernest H. Drew	Director	July 31, 2006

/s/ * Stephen J. Roy	Director	July 31, 2006

/s/ * Donald W. Vanlandingham	Director	July 31, 2006

/s/ * Jerome H. Granrud	Director	July 31, 2006

* By Donald A. French, Attorney-in-Fact.